EXHIBIT 99.2

Operator

Good day, ladies and gentlemen, and welcome to the Trans World Entertainment holiday sales conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will follow at that time. (Operator Instructions). As a reminder, this conference is being recorded.

I would now like to turn the call over to Bob Higgins, the Chairman and CEO of Trans World Entertainment. Sir, please go ahead.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Thank you, Jamie. Good morning. With me today is Jim Litwak, our President, and John Sullivan, our Chief Financial Officer. During today's call, we will provide you with an overview of our sales performance for the 2008 holiday season and then discuss our updated earnings forecast for the year.

Holiday sales were well below our expectations. For the five weeks in December, our comp sales decreased 12% after declining 19% in November. For the nine-week period, including November, our comp sales were down 14%. The decline in the nine-week period was due to industry-wide declines in music and video, and the overall economic environment.

Jim will now comment on each category of the business. Jim?

Jim Litwak - Trans World Entertainment Corp. - President and COO

Thank you, Bob. As Bob mentioned, overall, our comp sales for the nine-week period declined 14% -- the same comp percentage decline we experienced in the third quarter. In looking at the December performance versus November, December comp sales were a negative 12% versus November's negative 19%. Our promotional strategy was not enough to offset the impact of a difficult economy, two major snowstorms, and very late consumer shopping.

For the nine-week period, the music category declined by a 22% comp and represented 30% of our business versus 33% last year. December comp sales were a negative 21% versus November's negative 25%.

The top 50 for the nine-week period was down 19%, and although the performance was better than the year-to-date trend, the performance was hurt by a series of delays by such big name artists as U2, Dr. Dre, Eminem and 50 Cent. While we performed well with Taylor Swift, Britney Spears, Kanye West, Beyonce, and Nickelback, the shift of other big acts clearly hurt the overall business.

Video sales during the nine-week period declined 9% on a comp basis and represented 43% of our business this year versus 42% last year. December was a negative 8% comp versus the negative 11% comp for November. The top 50 was the largest contribution to the shortfall (technical difficulty) -- 17%. Although our performance for Dark Knight and Mama Mia were exceptionally strong, it cannot cover the sales revenue generated last year by Spiderman, Pirates of the Caribbean, Harry Potter, Super Bad, Borne Ultimatum, Simpsons, Shrek, Diehard, Hairspray, and High School Musical.

Catalog did perform well, driven by a strong performance in TV on DVD. Blu-ray penetration to overall DVD increased significantly, although the overall business is still relatively small. We believe this format will continue to grow substantially in 2009, as hardware penetration increases.

Game sales declined 16% for the nine-week period as we declined 39% in our top 50 software titles versus last year. Game mix remained at 11%. December comp sales and games was a negative 8% versus a negative 29% in November, as we began to make improvements in our assortment and game hardware became more available.

Comparable store sales for our other category of electronics, accessories, and trend, decreased 8% for the nine-week period, and was 16% of our business versus 15% last year. December comp sales declined 6% versus November's 13% decline. Despite a very good performance in trend, this category was hurt by a poor performance in the electronics business.

For 2009, despite what will be a challenging environment, we are positioning ourselves for an improved performance. The remix of music has helped us capture market share, and with competition reducing the reliance on catalog, we will show better results. In video, deeper catalog, stronger promotions, and the emergence of Blu-ray will drive overall improvement in the category. In regards to games, we have anniversaried the comp store reduction and we will launch a new visual presentation in Q1.

Lastly, the trend business will be an ongoing growth opportunity, as we continue to maximize products that play off of the exciting music, movie and game new releases. Overall, while the economy will be a big factor in 2009, we will be ready to take advantage of consumer share of wallet with strong promotional and value offerings, as well as timely lifestyle promotions.

Now let me turn it over to John to discuss our updated earnings forecast.

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Thanks, Jim. Good morning. With this season's holiday sales numbers being lower than our expectations, we now expect EBITDA for the fourth quarter of $15 million to $20 million with an annual EBITDA loss for fiscal 2008 in the range of $20 million to $25 million, compared to our previously issued guidance of $10 million to $15 million. Our prior forecast for the year was predicated on an annual comp sales decrease of 8% to 10%.

During the quarter, we are running liquidating sales in 69 stores that we were closing by year-end, and we expect to end the year with 717 stores. We expect to finish the year with cash on hand of $30 million and $0 outstanding on our revolving credit facility. The credit facility allows for borrowings of up to $150 million, which will provide us more than enough liquidity for operations going forward. We will release our fourth quarter and year-end earnings on Thursday, March 5, 2009.

At this time, we will answer any questions you may have.

Q U E S T I O N   A N D   A N S W E R

Operator

(Operator Instructions) Ed Woo.

Ed Woo - Wedbush Morgan Securities, Inc. - Analyst

I had a question regarding -- do you see any geographic trends in your business? And also, how was the holiday sales? Was there any differences in the comps from the beginning of December to the end of December? And the same with November. Thank you.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

The -- geographically, we find that the Midwest, when you exclude the Michigan area, is really performing the best for us. The Midwest and the South -- or the mid-Atlantic -- or not mid-Atlantic; mid-South -- those are the two areas. The New York City ADI has been a weak performing area, and the rest of the country is fairly consistent.

As far as the strength in the comps for the month of December, the last two weeks were very strong. The week prior to that, which we felt would be a very, very strong week -- when Jim touched on weather, that's when we really got hurt with weather. We had a terrible Friday, which should have been a huge day. And the Saturday was a terrible performance, even though it might even have done a little better than we thought. And the following Tuesday was really just about the same volume as a Saturday, so it will give you an idea how weak in general the weekend was.

And it's been -- there's a reason that the week after -- that week that included the couple of days after Christmas was strong is because there was a shift with the holiday. But it was very strong that week and the next week was good also. But there's no question there was definitely a late -- the shopper was late, and the fact that they were late, the snowstorm didn't help us at all.

And what was your question on November? I didn't understand that.

Ed Woo - Wedbush Morgan Securities, Inc. - Analyst

Do you also see better strength obviously after Black Friday and weakness? Do you think it had anything to do with the preoccupation with the election and obviously the ongoing economic headlines?

Jim Litwak - Trans World Entertainment Corp. - President and COO

Well, clearly, the economy was a big hurt, but as we got closer to Christmas, games really showed a strong improvement, trend was outstanding, and music and movies got better. So, the farther we got away from both the election and November, the better those businesses really performed.

Ed Woo - Wedbush Morgan Securities, Inc. - Analyst

All right. And my last question is, how is the hardware supply for the Wii? Has it changed at all? Is it still sold out? How's your allocations?

Jim Litwak - Trans World Entertainment Corp. - President and COO

Our allocations are a little bit better than they had been in the past. Wii Fit has been more of a difficult piece of product to be able to get our hands on. But we're seeing a decent flow of Wii hardware to our stores, though of course we certainly would like to have more. And I think that was the reason why games also improved in December, was a better allocation of the hardware product.

Ed Woo - Wedbush Morgan Securities, Inc. - Analyst

Are Wii's still sold out? And do you anticipate that to change any time soon?

Jim Litwak - Trans World Entertainment Corp. - President and COO

You know, there's some stores that will still have a few, but I don't think that there's a consistent in-stock model that we have at this point in time. And I wouldn't feel comfortable that that's going to change much. I think that, frankly, strategically, they like to keep the supply pretty tight.

Ed Woo - Wedbush Morgan Securities, Inc. - Analyst

Great. Thanks a lot.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

You're welcome.

Operator

Ian Corydon.

Ian Corydon - B. Riley & Company, Inc. - Analyst

A couple of questions. You mentioned holiday sales being well below expectations, but when you last reported, I think you were into the November -- month of November, which was pretty weak. And given what's going on in your categories and the environment, what gave you the optimism that you would be --

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

What gave us the --?

Ian Corydon - B. Riley & Company, Inc. - Analyst

What gave you the optimism --

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

I didn't hear the last --?

Ian Corydon - B. Riley & Company, Inc. - Analyst

What gave you the optimism that sales would be significantly better than they actually came in?

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Yes. In November, when we're sitting there on the 20th of November going through the third quarter, our expectations -- we had mentioned, on an annual basis, a minus 8% to 10%, which inferred a minus 7% to 9% comp in the fourth quarter. And we felt comfortable that that's where the sales would come in at that point in time.

We were up against weaker comps last year, and then the economy and the late shopping, along with the snowstorms, just had a greater impact than we had expected at that time coming in at a minus 14 at that point, with a minus 12 in December.

Jim Litwak - Trans World Entertainment Corp. - President and COO

And also, we thought that from a music perspective in regards to the new release category, that that was going to be an exceptional performance in December. And then all of a sudden big titles started dropping out and they dropped out exceptionally late. So that was another piece of it. And I think that while we were very, very aggressive, from a promotional perspective, the economic factors still hindered the consumer in terms of wanting to react as aggressively as we felt they might to the promotions.

Ian Corydon - B. Riley & Company, Inc. - Analyst

Okay. And those releases that sell out on the music side, are those coming in the first quarter?

Jim Litwak - Trans World Entertainment Corp. - President and COO

The only one that we know for sure that's coming in the first quarter is U2. Okay? That's the only one that we have a firm date on. I believe that's in March; I'll have to check that. But the other ones, they have not given a firm date yet.

Jim Litwak - Trans World Entertainment Corp. - President and COO

We would think that they would come within the first two quarters for almost for-sure. But --

Jim Litwak - Trans World Entertainment Corp. - President and COO

I mean there was an article there was an article in Billboard today that just happened to mention that Eminem and 50 Cent were scheduling something that was going to happen early in the year. But I'll be very honest with you -- I think that we've got to make sure before we say anything whether we know that they're really going to happen or not. So, they may say that it's going to come early spring, but who knows?

Ian Corydon - B. Riley & Company, Inc. - Analyst

Okay. And --

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

And a couple of those, we were actually assured of that they would come last year. And it changed at the last minute.

Ian Corydon - B. Riley & Company, Inc. - Analyst

Okay. And for closures for the fourth quarter, is that coming in at 69, I believe you said?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Yes, that is. And you know, that could move by one or two either way. But pretty much that will be where it will be.

Ian Corydon - B. Riley & Company, Inc. - Analyst

Okay. It seems like, unless I'm wrong here, that that's a significant lower number of closures versus the last two years, and yet same store sales are worst and you've slipped into negative EBITDA.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Well, there's two things. First of all, that's the fourth quarter closings for the year. We had another 35 on top of that. So I think that's probably fairly similar to prior years.

And secondly, because of the environment that's out there with a lot of retailers having problems, some stores we might have had slated for closure, we were able to work out a favorable deal to keep it open.

Ian Corydon - B. Riley & Company, Inc. - Analyst

And the last question is on the commentary that 2009 would be better. I mean, would you expect 2009 to be a positive EBITDA year? Is that what you're working towards?

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

No, I think as we reflect on this fourth quarter and as we go into 2009, we're still working in a transition on the entertainment model, and I would expect the EBITDA next year to be negative. It will improve from where we ended up this year, but it will be in the negative territory.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

And that's something we're going to have to look at on a quarter-to-quarter basis, because we'll just have to watch very carefully how the economy affects our business as we go forward. But our plans are to have an improvement over last year; but it's hard -- it would be hard for us to say that we're going to look at positive EBITDA in this year.

Ian Corydon - B. Riley & Company, Inc. - Analyst

Okay. And actually, very last question on the inventory -- John, do you have an estimate for inventory at the end of the year?

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

We do. We think it's going to come in somewhere around $380 million.

Operator

(Operator Instructions). Lloyd Miller.

Lloyd Miller Analyst

You've answered most of my questions talking to Ian, but of the inventory, how much of it is used and how much of it is new?

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

I don't have that right at my fingertips, but let me see if I can get it. What's your next question?

Lloyd Miller Analyst

Okay. Of the -- you mentioned rent reductions and more favorable deals. Can you give us, like, sort of the guidance on how much of our cost is in rent and how much you expect that to be reduced in the stores where we're getting reductions?

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Yes, we consider that pretty confidential, so we don't share that, Lloyd.

Lloyd Miller Analyst

Okay. No, that's fine. That's all I have. Thanks.

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

You're welcome.

Operator

I'm showing no further questions.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

All right. Thank you very much, Jamie, for your --

Operator

I apologize. We just had Bobby Melnick queue up.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Oh, okay.

Bobby Melnick - Terrier Partners - Analyst

How many of your stores are profitable on a four-wall contribution basis?

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

That's another discussion that we don't have publicly. The Company kind of consistently works on a portfolio of stores, which is -- I think it's reflective in the stores that we close versus the renegotiations of rents that we can keep open and continue to manage the balance sheet. But as far as specifics on numbers of stores closing, it's one that we consistently --

Bobby Melnick - Terrier Partners - Analyst

Well, I accept that. I mean, I don't want you to disclose anything that would be considered anti-competitive. But could you elaborate -- and there's a big difference between the numbers X and we don't disclose that. In other words, are half your stores profitable -- are a third -- are 90% of your remaining stores profitable --?

I mean, what -- give us some general discussion about the remaining stores in terms of the year that just ended -- or, I should say, for the period ending, let's say, Christmas and the trailing 12 months, what sort of portion of your stores (technical difficulty) contribution -- not necessarily 811 or 236, but I mean, some general discussion.

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Most of our stores have given a positive contribution. But as far as a specific percentage or a specific number, I'm not going to discuss that.

Bobby Melnick - Terrier Partners - Analyst

Most of your stores are profitable, and yet the Company is still losing money -- so what's the total corporate overhead, then? Nominal?

In other words, I'm trying to get a sense of how this company could position itself going forward. I mean, obviously, in the last couple of years you've closed several hundred stores. You continue to winnow out the ones that one presumes are both not profitable and stores for which the management doesn't envision a way -- any way in which they could become profitable.

So, I'm trying to get to a sense of -- is there a core of -- I don't -- what, at 200 stores? 600 stores? 700 stores -- that would cover the corporate expenses and leave a profit contribution for the shareholders? And include that profitability on a flat revenue basis.

In other words, assuming status quo today, could that contribution be $10 million? $20 million? $30 million? I'm just trying to get a sense -- because the truth of the matter is, with due apologies, you've talked about the economy, the economy, the economy on this call. And I don't think anybody on the call is ignorant about what is going on in the economy.

On the other hand, it's not as though your customers have to have an 800 FICO score to go out and buy your product the way they do other products for which economic sensitivity is, in fact, significant. I mean, your product costs $10 or $15. So, one might have made the argument that, in fact, if there were true demand for your product, people would be trading down from more luxurious goods and increasing demand for yours.

So I'm not convinced -- I'm not convinced -- that the problem plaguing this company is the economy. In fact, I would think that one could make a case, given the overall trend in sales of some of your products, that this may have nothing to do with whether you're successful or unsuccessful managers, but that you face significant impediments because the demand for your product is down 20%, 30%.

And so I guess it begs the question -- I mean, from a general sense, every year, you kind of come out and say that results are worse than expected, and you cite various reasons that you believe explain this. On the other hand, the Company is not profitable. And it's not going to be profitable in the ensuing 12 months, based upon what I've heard today.

And I'm trying to get a sense as to either -- A, what pre-conditions would have to exist for the Company to be profitable; B, whether there is, in fact, a core base of stores that should remain open and viable because they're very profitable and produce high return on capital; or C, why a company which -- I haven't done the arithmetic and I don't have the balance sheet in front of me, because there hasn't been one obviously disclosed -- you know, it's still trading at substantial discount to its theoretical liquidation value.

Why all the owners of the Company -- or the outside owners, I should say, the ones who don't receive $1 million a year to run the Company -- the investors in the Company, why we wouldn't all be better off and better served if this Company wouldn't explore liquidation of the Company so that we could get substantially greater than the $1.17 for which we could sell our shares today?

And your answer is -- we don't talk about it; which isn't particularly helpful to the owners who have seen this Company stock trade, even in the last 12 months, from $4.50 down to $1.00.

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Well, we don't speak to the specifics on the number of stores contained within; that's always been our policy. And I think you cited one of the significant reasons, and that's the competitive reasons.

But to answer your question, you cannot just wave a wand and eliminate lease commitment. And what this Company has done, as the sales have declined over the past couple of years, is to manage its portfolio of stores; renegotiate leases to better deals; or close stores, which we will continue to do, until the economic model changes in the categories of video, video games, and the other categories overcome the declines in music. I think in the fourth quarter here, in video, where we decline on a comp store basis, up until that point, we were positive for the year.

Bobby Melnick - Terrier Partners - Analyst

Your DVD sales were down 7% in the fourth quarter of last year. So, you were going up against some relatively easy comps.

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Yes, that's true, but at year-to-date, we were up 1%.

Bobby Melnick - Terrier Partners - Analyst

Well, everybody on this call knows that the nine-month period historically has been a loss-making period for the Company, and what really matters is the fourth quarter. So, let's talk about relevance. I mean, sure, the CD and music business is falling off a cliff and everybody knows that; but to suggest that the DVD business represents the motherlode for this Company I think is a little bit disingenuous, insofar as it too has been disappointing now for several years. And there is a school of thought that says that the DVD business ultimately intends to follow the music business; whether or not one subscribes to that, it's a -- certainly, it's a plausible view.

So I'm still waiting for something that would give investors some reason, some reason to think that there is a positive EBITDA, earnings, operating, net contribution from the business. I recognize obviously you can't just liquidate the Company tomorrow, but I would think you could more aggressively close stores, if, in fact, you're going to be absorbing losses in them going forward -- which you said on this call, you will.

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Yes, I take your input. We have a strategy to turn the business and operate lean with the balance sheet and generating cash as we work through that transition. I don't think anything that we have to say today is going to satisfy your comment, because I think you've got your position. And I don't know --

Bobby Melnick - Terrier Partners - Analyst

I'm just looking at the numbers. I'm just trying to -- I'm asking; I don't have a position. I'm trying to understand what strategy that you're working on would produce an earnings contribution for the Company; because it's not this year and it's not next year. And the trends that you face are certainly not going in your direction.

So, help me to understand what that strategy that you just referenced is, working to produce cash for the balance sheet. But you're producing less cash now; and, in fact, you're consuming cash as a business. So what do you mean? Politely.

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Well, first of all, this is a sales call. Okay? And I'm not going to get into any further discussion than what we've talked about at this point. We appreciate your input.

Bobby Melnick - Terrier Partners - Analyst

Well, it's not just a sales call. You talked about EBITDA. You talked about profitability. I didn't bring that up, you did. It's not -- I mean --

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Based on the sales performance, our outlook has changed for this fourth quarter. We're not in a position to give you a particular forecast for the year until we finish up this year for next year.

Bobby Melnick - Terrier Partners - Analyst

Okay, I respect that. Then in your year-end call, I think it would be helpful to give some more elaborate discussion about what that strategy is to produce either cash or profitability -- because it ain't working.

John Sullivan - Trans World Entertainment Corp. - EVP, CFO and Secretary

Your point is well-taken.

Bobby Melnick - Terrier Partners - Analyst

Okay, great. Thanks.

Operator

There are no further questions.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Okay, thank you. And thanks everybody for being on the call today. And we will be doing our call in March for our release, which should take place I think around Thursday, March 5. So, thank you very much and thank you, Jamie, for your time today.

Operator

Thank you. Ladies and gentlemen, that does conclude the conference for today. Again, thank you for your participation. You may all disconnect. Have a good day.